Exhibit 99






Release Date:                                    Further Information:

IMMEDIATE RELEASE                                David J. Bursic
August 17, 2005                                  President and CEO
                                                        OR
                                                 Pamela M. Tracy
                                                 Investor Relations
                                                 Phone: 412/364-1913

         WVS FINANCIAL CORP. ANNOUNCES INCREASED FISCAL YEAR AND FOURTH
                    QUARTER NET INCOME AND EARNINGS PER SHARE

      Pittsburgh, PA -- WVS Financial Corp. (NASDAQ: WVFC), the holding company for West View Savings Bank, today reported that for the fiscal year ended June 30, 2005, net income and diluted earnings per share totaled $2,909,000 and $1.19, respectively, compared to $2,302,000 and $0.90 for the same period in 2004. The $607,000 increase in net income during the period was primarily attributable to a $1,011,000 increase in net interest income, a $277,000 increase in non-interest income and a $75,000 decrease in non-interest expense, which were partially offset by a $748,000 decrease in credit provisions for loan losses and an $8,000 increase in income tax expense. The increase in net interest income is primarily attributable to increased interest income on the Company's mortgage-backed and investment securities portfolios which more than offset a decline in loan interest income and increased interest expense associated with the Company's borrowings. The increase in non-interest income was primarily attributable to a $304,000 increase in pre-tax gains recognized on the sale of investments from the Company's investment portfolio, which was partially offset by decreases in deposit account fee income and mortgage correspondent fee income. The decrease in non-interest expense was principally attributable to decreases in legal fees and costs associated with the work-out of non-performing assets and decreases in automated teller machine network costs and Pennsylvania Capital Stock taxes. The decrease in credit provisions for loan losses was primarily attributable to the higher credit provisions taken in fiscal 2004 due to the work-out of non-performing assets. The increase in income tax expense was primarily a result of higher levels of taxable income.

      Diluted earnings per share and net income for the quarter ended June 30, 2005 totaled $0.38 and $922,000, respectively, compared to $0.29 and $716,000 for the same period in 2004. The $206,000 increase in net income for the quarter ended June 30, 2005 was primarily attributable to a $135,000 decrease in income tax expense and a $89,000


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

increase in credit provisions for loan losses. The decrease in income tax expense is primarily attributable to a revised estimate of the effective tax rate applied to pre-tax income. The increase in credit provisions for loan losses was primarily attributable to recoveries of previously charged-off loans, lower loan charge-offs, and changes in the Company's loan portfolio balances.

      Return on equity and return on assets for the twelve months ended June 30, 2005 were 10.03% and 0.71%, respectively.

      WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank which conducts business in the North Hills suburbs of Pittsburgh, Pennsylvania.

                               --TABLES ATTACHED--
                                      # # #

                       WVS FINANCIAL CORP. AND SUBSIDIARY
                      SELECTED CONSOLIDATED FINANCIAL DATA
                  (Dollars in thousands except per share data)


                                                  June 30,           June 30,
                                                   2005                2004
                                                (Unaudited)         (Unaudited)
                                                ----------          ----------
Total assets                                    $  421,044          $  433,624

Investment securities held-to-maturity             173,911             269,173

Investment securities available-for-sale             9,155               4,416

Mortgage-backed securities held-to-maturity        159,031              72,233

Mortgage-backed securities available-for-sale        3,120               3,357

Net loans receivable                                60,151              67,968

Deposits                                           164,706             160,563

FHLB advances                                      155,036             149,736

Other borrowings                                    69,680              91,639

Equity                                              29,201              29,199

Book value per share                                 12.20               11.84

Return on average assets                              0.71%               0.58%

Return on average equity                             10.03%               7.64%


                                                 WVS FINANCIAL CORP. AND SUBSIDIARY
                                                SELECTED CONSOLIDATED OPERATING DATA
                                                (In thousands except per share data)


                                                       Three Months Ended                         Twelve Months Ended
                                                            June 30,                                   June 30,
                                                          (Unaudited)                                (Unaudited)
                                                -------------------------------            -------------------------------
                                                   2005                 2004                  2005                 2004
                                                ----------           ----------            ----------           ----------
Interest income                                 $    4,530           $    4,172            $   17,874           $   16,006
Interest expense                                     3,097                2,742                11,844               10,987
                                                ----------           ----------            ----------           ----------
Net interest income                                  1,433                1,430                 6,030                5,019
Provision for loan losses                             (112)                 (23)                  (46)                (794)
                                                ----------           ----------            ----------           ----------
Net interest income after
  provision for loan losses                          1,545                1,453                 6,076                5,813
Non-interest income                                    159                  197                   992                  715
Non-interest expense                                   860                  878                 3,532                3,607
                                                ----------           ----------            ----------           ----------
Income before income tax
  expense                                              844                  772                 3,536                2,921
Income taxes                                           (78)                  57                   627                  619
                                                ----------           ----------            ----------           ----------
NET INCOME                                      $      922           $      716            $    2,909           $    2,302
                                                ==========           ==========            ==========           ==========

EARNINGS PER SHARE:
  Basic                                         $     0.38           $     0.29            $     1.20           $     0.91
  Diluted                                       $     0.38           $     0.29            $     1.19           $     0.90
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                          2,399,463            2,481,206             2,432,267            2,535,796
  Diluted                                        2,404,097            2,488,556             2,437,647            2,544,404


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